Exhibit 20.3
ANNUAL MEETING OF STOCKHOLDERS OF
CHINA TECHNOLOGY DEVELOPMENT
GROUP CORPORATION
December 10, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Annual Meeting, Proxy Statement, Annual Report
are available at https://materials.proxyvote.com/G84384
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

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THE BOARD OF DIRECTORS RECOMMENDS AVOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To re-elect four (4) directions in accordance with Regulation 32A and 83B of our Articles of Association;				FOR	AGAINST	ABSTAIN
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O Tairan Guo O Loong Cheong Chang O Yu Keung Poon O Xiaoping Wang		2. To consider and approve the 2010 Stock Option Plan of the Company;	☐	☐	☐
3. The proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting.
This proxy when properly executed will be voted as directed herein by the undersigned shareholder. In the absence of any direction, in respect of Proposals 1 and 2 (whether by abstention, broker non-vote or otherwise), the shares are not considered as votes cast.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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PROXY CARD

PROXY	PROXY
CHINA TECHNOLOGY DEVELOPMENT GROUP CORPORATION
(Solicited on behalf of the Board of Directors)
The undersigned holder of Common Stock, revoking all proxies heretofore given, hereby constitutes and appoints Alan Li, Proxy, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned’s shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the 2010 Annual Meeting of Shareholders of CHINA TECHNOLOGY DEVELOPMENT GROUP CORPORATION to be held at Unit 1010-11, 10/F, West Tower, Shun Tak Centre, 168-200 Connaught Road Central, Hong Kong, on Friday, December 10, 2010 at 10:00 A.M., Hong Kong time, and at any adjournments or postponements thereof.
The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.
Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter that may come before the meeting. Where no choice is specified (whether by abstention, broker non-vote or otherwise), the shares are not considered as votes cast FOR all listed nominees to serve as directors and FOR each of the proposals set forth on the reverse side.
(Continued and to be signed on the reverse side)

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